Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Henry Bros. Electronics, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in this Registration Statement of Henry Bros Electronics, Inc. on Form S-8 of our report dated March 19, 2009, relating to the consolidated financial statements and Schedule II, which report appears in the December 31, 2008 Annual Report on Form 10-K.

/s/ Amper, Politziner & Mattia LLP

Edison, New Jersey
October 9, 2009